Exhibit 3.53
ARTICLES OF INCORPORATION
OF
OMNIMOUNT SYSTEMS, INC.
     The undersigned, for the purpose of forming a corporation under the laws of the State of Arizona, hereby adopt the following Articles of Incorporation:
ARTICLE I
Name of the Corporation
     The name of the corporation shall be “OMNIMOUNT SYSTEMS, INC.”
ARTICLE II
Corporate Purpose
     The purpose for which this corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as they may be amended from time to time, and specifically, but not in limitation thereof, the purpose of manufacture and sales of acoustical and other mounting equipment.
ARTICLE III
Initial Business
     The initial business of the corporation will be to manufacture and sell acoustical and other mounting equipment.
ARTICLE IV
Initial Place of Business
     The initial place of business of the corporation shall be 1501 West 17th Street, Tempe, Arizona, 85281, and such other locations as the directors may from time to time determine.

ARTICLE V
Capital Stock
     The authorized capital stock of the corporation shall be 500,000 shares of common stock having no par value.
ARTICLE VI
Board of Directors
     The initial Board of Directors shall consist of two members. The number of persons to serve thereafter on the Board of Directors shall be fixed by the By-Laws. The name and address of the persons who are to serve as the directors until the first annual meeting of shareholders or until their successors are elected and qualify are:
Alexander Cyrell
1501 West 17th Street
Tempe, Arizona 85281
Garrett E. Weyand
1501 West 17th Street
Tempe, Arizona 85281
ARTICLE VII
Indemnification
     Subject to the further provisions hereof, the corporation shall indemnify any and all of its existing and former directors, officers, employees and agents, and their personal representatives and heirs, against all expenses incurred by them and each of them, including but not limited to legal fees, judgments, penalties, and amounts paid in settlement or compromise, that may arise or be incurred, rendered, or levied in any legal action brought or threatened against any of them for or on account of any action or omission alleged to have been committed while acting within the scope of service as a director, officer, employee, or agent of the corporation, whether or not any action is or has been filed against them and whether or not the legal action brought or threatened is by or in the right of the corporation or by any other person. Provided, however, that the indemnification shall not be mandatory unless the Board of Directors determines that the person did not act, fail to act, or refuse to act with gross negligence or with fraudulent or critical intent in regard to the matter involved in the action or contemplated action; provided, further, that the corporation shall have the right to refuse indemnification in any instance in which the person to whom indemnification would otherwise been applicable shall have unreasonably refused to permit the corporation, at it own expense and through counsel of its choosing, to defend him or her in the action. The right of indemnification provided in these Articles shall not be exclusive of any other right that the directors and officers of the corporation, and the other persons mentioned above, may have or hereafter acquire. A member of any committee appointed by the Board of Directors shall have the same right of indemnification as a director, officer, employee, or agent, as specified herein, with respect to the alleged acts or omissions by him as a member of the committee.
ARTICLE VIII
Incorporation
     The names and addresses of the incorporation of the corporation are:
Garret E. Weyand
1501 West 17th Street
Tempe, Arizona 85281
Alexander Cyrell
1501 West 17th Street
Tempe, Arizona 85281

     All powers, duties, and responsibilities of the incorporators shall cease when these Articles of Incorporation are accepted for filing by the Arizona Corporation Commission.
ARTICLE IX
Statutory Agent
     The name and addresses of the initial statutory agent of the corporation are THOMAS W. DIETRICH, P.C., 3636 North Central, Suite 1180, Phoenix, Arizona 85012.
     Dated: December 21, 1993.

/s/ Garrett E. Weyand
Garrett E. Weyand

/s/ Alexander Cyrell
Alexander Cyrell
“Incorporators”

CONSENT OF STATUTORY AGENT
     THOMAS W. DIETRICH, P.C., an Arizona professional corporation, having been designated to act as Statutory Agent, hereby consents to act in that capacity until its removal or resignation is submitted in accordance with the Arizona Revised Statutes.

THOMAS W. DIETRICH, P.C., an Arizona Professional corporation
By:	/s/ Thomas W. Dietrich
THOMAS W. DIETRICH, President

[OMNIMOUNT SYSTEMS LETTERHEAD]
OMNIMOUNT SYSTEMS
1501 WEST 17TH STREET, TEMPE, ARIZONA 85281-6225
POST OFFICE BOX 60695, PHOENIX, ARIZONA 85082-0895
TEL: (602) 829-8000 FAX: (602) 756-9000
CONSENT TO USE OF NAME
     Omnimount Systems, a California corporation, authorized to do business in the State of Arizona, in anticipation of forming a wholly owned subsidiary, Omnimount Systems, Inc., an Arizona corporation, which will be the successor corporation after the merger of the California corporation into the newly formed Arizona subsidiary, hereby consents, for all purposes, to Omnimount Systems, Inc., an Arizona corporation’s use of the name Omnimount Systems.

Omnimount Systems, a California corporation doing business in the State of Arizona
By:	/s/ Garrett E. Weyand
Its CEO

STATEMENT OF CHANGE KNOWN PLACE OF BUSINESS
OR STATUTORY AGENT, OR BOTH
OF
OMNIMOUNT SYSTEMS, INC.
     Pursuant to the provisions of Section 10-013 or Section 10-114 of the Arizona Business Corporation Act, the undersigned corporation, organized under the laws of Arizona, submits the following statement for the purpose of changing its known place of business or its statutory agent, or both, in the State of Arizona:
     FIRST: The name of the corporation is: OMNIMOUNT SYSTEMS, INC.
     SECOND: The address of its present known place of business (as shown with the Arizona Corporation Commission, at this time):

1st Corporate address:	1501 W. 17th Street, Tempe, AZ 85281
2nd Corporation address (only applies to foreign corporations):
n/a
     THIRD: The address to which its known place of business is to be changed is:
1st Corporate address (mailing address should be):
1501 W. 17th Street, Tempe, AZ 85281
2nd Corporation address (only applies to foreign corporations):
n/a
     FOURTH: The name and address of its present statutory agent is:
Thomas W. Dietrich, P.C.
3636 N. Central Ave. #1108, Phoenix, AZ 85012
     FIFTH: The name and address of its successor statutory agent or the new address is:
     C T CORPORATION SYSTEM, 3225 North Central Avenue, Phoenix,
     Maricopa County, Arizona 85012

     SIXTH: Such change was duly authorized by the corporation.
     Dated April 11, 1994

OMNIMOUNT SYSTEMS, INC.
by	/s/ Garret E. Weyand
Garret E. Weyand
Its Vice President

C T CORPORATION SYSTEM, having been designed to act as statutory agent, hereby consents to act in that capacity until it is removed, or submits its resignation, in accordance with the Arizona Revised Statutes.

CT CORPORATION SYSTEM
By:	/s/ Cindy L. Parrinello
Cindy L. Parrinello
Special Assistant Secretary

ARTICLES OF AMENDMENT
OF
OmniMount Systems, Inc.
[Name of Corporation]
1.	The name of the corporation is OmniMount Systems, Inc.

2.	Attached hereto as Exhibit A is the text of each amendment adopted.

3.	☐ The amendment does not provide for an exchange, reclassification or cancellation of issued shares.
☑	Exhibit A contains provisions for implementing the exchange, reclassification or cancellation of issued shares provided for therein.

☐	The amendment provides for exchange, reclassification or cancellation of issued shares. Such actions will be implemented as follows.

4.	The amendment was adopted the 23 day of May , 2002.

5.	☐	The amendment was adopted by the ☐ incorporation ☐ board of directors without shareholder action and shareholder action was not required.
☑	The amendment was approved by the shareholders. There is (one) 1 voting groups eligible to vote on the amendment. This designation of voting groups entitled to vote separately on the amendment, the number of votes in each, the number of votes represented at the meeting at which the amendment was adopted and the votes case for and against the amendment were as follows.

The voting group consisting of 285,905 outstanding shares of common [class or series] stock is entitled to 285,905 votes. There were 260,828 votes present at the meeting. The voting group cast 260,828 votes for and 0 votes against approval of the amendment. The number of votes cast for approval of the amendment was sufficient for approval by the voting group.

The voting group consisting of _______________ outstanding shares of _______________ [class or series] stock is entitled to _______________ votes present at the meeting. The voting group case _______________ votes for and _______________ votes against approval of the amendment. The number of votes case for approval of the amendment was sufficient for approval by the voting group.
DATED as of this 2 day of July, 2002.

OmniMount Systems, Inc.
[name of corporation]

By:	/s/ Garret E. Wayand
	[name]	Garret E. Weyand,
	[title]	Chairman & CEO

OmniMount Systems, Inc.
8201 South 48th Street
Phoenix, AZ 85044
Tele: 480–829–8000
Fax: 480–756–9000
EXHIBIT A
Article V, Capital Stock, will be revised from:
“The authorized capital stock of the corporation shall be 500,000 shares of common stock having no par value.”
to
“The authorized capital stock of the corporation shall be 10,000,000 shares of common stock having no par value.”
The shareholders will be notified to send by registered mail, return receipt requested, to the attention of Garret E. Weyand, Chairman & CEO, OmniMount Systems, Inc., at the following address:
Post Office Box 60695
Phoenix, AZ 85082-0695
The notice will stated that their existing shares certificate will be cancelled and a new certificate will be issued to them reflecting the proportional increase in the number of their shares. Their ownership percentage in OmniMount Systems, Inc., will not be altered by this change.

ARTICLES OF AMENDMENT
OF
OMNIMOUNT SYSTEMS, INC.
     Pursuant to Arizona Revised Statutes Section 10-1006 of the Arizona Business Corporation Act, the undersigned adopts the following Articles of Amendment for such corporation:
     The name of the corporation is “OmniMount Systems, Inc.”
     The Articles of Incorporation are amended as follows:
          Article V of the Articles of Incorporation is amended by restating Article V as follows:
     The authorized capital stock of the corporation shall be 11,000,000 shares of common stock having no par value and 1,000,000 shares of Series A Preferred Stock with no par value. Each share of preferred stock may be converted, at the option of the holder thereof, into one share of common stock. Each share of preferred stock, in preference to the common stock, may be entitled to dividends, from funds or other assets legally available therefor, at such rates, payable at such times and cumulative to such extent as may be fixed by the Board of Directors pursuant to the authority herein conferred upon it. In the event of dissolution or liquidation of the Corporation, voluntary or involuntary, the holders of the preferred stock, in preference to the common stock, may be entitled to receive One Dollar ($1.00) in cash for each share of preferred stock, together with an amount in cash equal to accrued and unpaid dividends on the stock, the date of the payment, or such amount or amounts as may be fixed by the Board of Directors, pursuant to the authority herein conferred upon it. Each issued and outstanding share of preferred stock will entitle the holder thereof one vote per share as if such share of preferred stock was a share of common stock.
   The amendment does not provide for an exchange, reclassification or cancellation of issued shares.
   The amendment was adopted the 7th day of March, 2004.
 The amendment was approved by the shareholders of the corporation. There was one voting group eligible to vote on the amendment. The number of outstanding shares of common stock eligible to vote, the number of votes represented at the meeting at which the amendment was adopted and the votes cast for and against the amendment were as follows:
There were 6,003,820 outstanding shares of common stock, of which 6,003,820 were entitled to vote on the amendment. There were 6,003,820 votes present through a unanimous written consent. The voting group cast 6,003,820 votes for and 0 votes against approval of the amendment. The number of votes cast in favor of the amendment was sufficient for approval by the voting group.
[Signatures appear on the following page]

          IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment as of this 8th day of March, 2004.

OMNIMOUNT SYSTEMS, INC. and Arizona corporation
By:	/s/ Garret E. Weyand
Garret E. Weyand
Its: Chairman & CEO

ARTICLES OF AMENDMENT
Pursuant to A.R.S. §10-1005 and §10-1006
1.	The name of the corporation is:

Omnimount Systems, Inc.

2.	Attached hereto as Exhibit A is the text of each amendment adopted.

3.	☑ The amendment does not provide for an exchange, reclassification or cancellation of issued shares.

5.	The amendment was adopted the ______ day of December, 2009.

6.	☑ The amendment Was adopted by the (choose one):
B.	☑ Board of Directors

(Without shareholder action and either shareholder action was not required or no shares have been issued).

Dated this [ILLEGIBLE] day of December, 2009
Signature:	/s/ Edward J. Cooney
Title : Vice President
Printed Name: Edward J. Cooney

EXHIBIT A
Article 5 of the Articles of Incorporation are amended to restate Article 5 as follows:
The authorized capital stock of the corporation shall be 11,000,000 shares of common stock having no par value and 1,000,0000 shares of Series A Preferred Stock with no per value. Each share of preferred stock may be converted, at the option of the holder thereof, into one share stock. Each share of preferred stock, in preference to the common stock, may be entitled to dividends, from funds or other assets legally available therefor. At such rates, payable at such times and cumulative to such extent as may be fixed by the Board of Directors pursuant to the authority herein conferred upon it. In the event of dissolution or liquidation of the Corporation, voluntary or involuntary, the holders of the preferred stock, in preference to the common stock, may be entitled to receive One Dollar ($1.00) in case for each share of preferred stock, together with any amount in cash equal to accrued and unpaid dividends on the stock, the date of the payment, or such amount or amounts as may be fixed by the Board of Directors, pursuant to the authority herein, conferred upon it. Each issued and outstanding share of preferred stock will entitle the holder thereof one vote per share as if such share of preferred stock was a share of common stock. This corporation shall not issue any class of non-voting equity securities; provided, however, that this Article 5 may be amended or eliminated in accordance with applicable law from time to time in effect.